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                               POWER OF ATTORNEY

        That each of the undersigned officers and directors of The BlackRock Investment Quality Municipal Trust, a corporation formed under the laws of the State of Maryland (the "Trust"), do constitute and appoint Ralph L. Schlosstein, Laurance D. Fink and Karen H. Sabath, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or director, a Registration Statement on Form N-14, including any pre-effective amendments and/or any post-effective amendments hereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act") and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration and offering by the Trust of its common stock, par value $.01 per share, and its preferred stock, liquidation preference $25,000 per share, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents or any of them, may do or cause to be done by virtue of these presents.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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        IN WITNESS WHEREOF, each of the undersigned has executed this power of
Attorney this 22 day of July, 1999.

                                     /s/ Andrew F. Brimmer
                                ______________________________________________
                                        Dr. Andrew F. Brimmer
                                        Director

                                ______________________________________________
                                        Richard E. Cavanagh
                                        Director

                                     /s/ Kent Dixon
                                ______________________________________________
                                        Kent Dixon
                                        Director


                                     /s/ Frank J. Fabozzi
                                ______________________________________________
                                        Frank J. Fabozzi
                                        Director


                                ______________________________________________
                                        James Grosfeld
                                        Director


                                     /s/ James Clayburn LaForce, Jr.
                                ______________________________________________
                                        James Clayburn LaForce, Jr.
                                        Director


                                     /s/ Walter F. Mondale
                                ______________________________________________
                                        Walter F. Mondale
                                        Director


                                     /s/ Ralph L. Schlosstein
                                ______________________________________________
                                        Ralph L. Schlosstein
                                        Director and President


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                                        /s/ Laurence D. Fink
                                ______________________________________________
                                        Laurence D. Fink
                                        Trustee


                                        /s/ Henry Gabbay
                                ______________________________________________
                                        Henry Gabbay
                                        Treasurer